Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact
Ms. Jean M. Nelson
Executive Vice-President and Chief Financial Officer
817-831-5030

VIRBAC CORPORATION ANNOUNCES KEY EXECUTIVE
MANAGEMENT POSITIONS

Fort Worth, Texas, May 17, 2005 — Virbac Corporation (PK:VBAC) is pleased to announce the appointment of Mike O’Bryan to the position of Executive Vice-President of Business Operations. Previously Mr. O’Bryan held the position of Executive Vice President of Consumer Brands Division. In connection with this appointment, Virbac has realigned its veterinary and consumer brands divisions’ sales and marketing organizations under Mr. O’Bryan. This realignment will enable Virbac to better serve its customers and leverage the strengths and knowledge of each of these business units to provide advanced products and marketing programs. “I am excited about Virbac’s future and the U.S. pet healthcare market opportunities. I believe this organizational change will enable us to be more responsive to our customers and leverage Virbac’s quality name in the markets we target,” said Mike O’Bryan.

Virbac Corporation is also pleased to announce the addition of Laurent Cesar to its executive management team as Executive Vice-President of Industrial Operations. Mr. Cesar will have full responsibility for Virbac’s manufacturing and distribution operations. Previously, Mr. Cesar held the position of Director of Industrial Operations of Virbac S.A., Virbac Corporation’s majority shareholder, and was responsible for the worldwide industrial operations. Mr. Cesar’s senior experience will be valuable in developing a long-term strategy for Virbac’s industrial operations. “The U.S. market presents a great opportunity for the entire Virbac family and I am very pleased to join Virbac Corporation’s management team”, said Laurent Cesar. “I believe there are a number of opportunities to leverage and enhance our existing business operations and I will focus on quality and margin improvement initiatives,” continued Mr. Cesar.

“We are optimistic about Virbac’s future and our management team is the strongest it’s ever been”, said Dr. Erik R. Martinez, President and Chief Executive Officer. “Our acquisitions in late 2003, King and Delmarva, have since greatly enhanced our product portfolio and have allowed us to leverage our existing business. We continue to invest in additional market opportunities and fully expect to continue to build upon our strengths while expanding our position in the U.S. pet healthcare industry,” noted Dr. Martinez.

Virbac has recently filed its 2003 financial statements with the Securities and Exchange Commission. This filing included the restatements of its 2002 and 2001 financial statements, its unaudited financial data for all quarters in 2001 and 2002, its restated unaudited financial data for the quarters ended March 31, 2003 and June 30, 2003 and its audited results for 2003. Virbac currently expects that it will file its 2004 financial statements with the Securities and Exchange Commission no later than August 31, 2005. Once Virbac is deemed current with its regulatory filing requirements, Virbac intends to file a new application for relisting on NASDAQ.

About Virbac Corporation:

Virbac Corporation, located in Fort Worth, Texas, markets leading veterinary products under the brand names of Soloxine®, C.E.T.® Home Dental Care, the Allerderm line of dermatology products, IVERHART™ PLUS Flavored Chewables, and Preventic®. For more information on Virbac and its products, please visit www.virbaccorp.com.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “projection,” “projected,” “preliminary,” “goal,” “objective”, “anticipate,” “believe,” “estimate”, “expect,” “plan,” “intend,” “could,” “designed,” and similar expressions may identify forward-looking statements. These forward looking statements are based upon estimates and assumptions that are subject to risks and uncertainties. Because of these risks and uncertainties, some of which may not be currently ascertainable and many of which are beyond Virbac’s control, actual future events may deviate from the estimates and assumptions on which the forward-looking statements are based. Deviations between actual future events and Virbac’s estimates and assumptions could lead to results that are materially different from those expressed in or implied by the forward-looking statements contained in this press release. Virbac does not intend to update these forward-looking statements to reflect actual future events.

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